EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement of People's Liberation, Inc. of our independent registered public accounting firm report dated March 2, 2007 relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of the such Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.


Grobstein, Horwath & Company LLP

/s/ Grobstein, Horwath & Company LLP
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Sherman Oaks, California
April 27, 2007